UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2024

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116
Waltham,	Massachusetts	02451
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 5, 2024, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Dynatrace, Inc. (the "Company") approved an omnibus Short-Term Incentive Plan (the "Plan") pursuant to which the Company will grant short-term incentive awards beginning with the fiscal year 2025.

Covered Employees (as such term is defined in the Plan), which may include our named executive officers, may be eligible to receive a cash bonus payment under the Plan based upon the attainment of one or more performance objectives that are established by the Compensation Committee and that relate to financial and operational metrics with respect to the Company or any of its subsidiaries ("Corporate Performance Goals"). Each Corporate Performance Goal shall have a “target” (e.g., 100% attainment of the Corporate Performance Goal) and may also have a “minimum” or “threshold” hurdle and/or a “maximum” amount. Bonus payments may also be tied to the assessment (or attainment) of individual performance objectives. The Compensation Committee or Management (as such term is defined in the Plan), as applicable, shall establish a target bonus award opportunity for each Covered Employee for each performance period. Award opportunities may be a percentage of a Covered Employee’s base salary or other eligible earnings or a fixed amount in U.S. dollars or another currency. Corporate Performance Goals will be measured as of the end of each performance period (e.g., the end of each fiscal year) based on the Company’s financial results for such period. If the Corporate Performance Goals and/or individual goals for any such period are met, award payments will be made as soon as practicable, within the time periods specified in the Plan. A Covered Employee must generally be employed by the Company or one of its subsidiaries on the award payment date and neither such Covered Employee nor the Company shall have provided oral or written notice of termination of employment on or prior to such date. Award payments under the Plan will be subject to the Company’s Compensation Recovery Policy (the “Clawback Policy”) to the extent a Covered Employee qualifies as a “Covered Person” for purposes of the Clawback Policy.

The Compensation Committee has the sole discretion and authority to administer the Plan. The Compensation Committee has delegated part of its authority and powers under the Plan to Management, provided that all decisions and determinations with respect to Covered Employees whose individual compensation is reviewed by the Compensation Committee, including our named executive officers, shall be made by the Compensation Committee or the Board of Directors of the Company.

The foregoing description of the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Dynatrace, Inc. Short-Term Incentive Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Executive Vice President, Chief Legal Officer & Secretary